Filed pursuant to Rule 424(b)(5)

Registration No. 333-256628

Prospectus Supplement

(To Prospectus dated June 3, 2021, as amended)

BIT BROTHER LIMITED

184,615,385 Class A Ordinary Shares

Class D Warrants to Purchase up to 184,615,385 Class A Ordinary Shares

Class E Warrants to Purchase up to 184,615,385 Class A Ordinary Shares

We are offering 184,615,385 of our Class A ordinary shares, no par value, Class D Warrants to purchase up to 184,615,385 Class A ordinary shares and Class E Warrants to purchase up to 184,615,385 Class A ordinary shares directly to certain institutional investors at a price of $0.065 per share and corresponding warrants pursuant to this prospectus supplement and the accompanying prospectus. The Class D Warrants are exercisable immediately as of the date of issuance at an exercise price of $0.06 per share and expire five years from the date of issuance. The Class E Warrants are exercisable immediately as of the date of issuance at an exercise price of $0.13 per share and expire two years from the date of issuance. There will be no trading market for the Class D Warrants and Class E Warrants. This prospectus supplement also relates to the offering of the Class A ordinary shares issuable upon exercise of the Class D Warrants and Class E Warrants.

Our Class A ordinary shares are listed on the NASDAQ Capital Market under the symbol “BETS.” On December 4, 2023, the closing sale price of our Class A ordinary shares was $0.0694 per share.

On November 15, 2023, we received a notification letter from Nasdaq notifying us that Nasdaq had determined to delist our Class A ordinary shares from the Nasdaq Capital Market based upon our non-compliance with Nasdaq Listing Rule 5550(a)(2) and 5810(c)(3)(A)(iii), as our Class A ordinary shares had a closing bid price of $0.10 or less for 11 consecutive trading days from October 26 through November 9, 2023. The notice has no immediate impact on the listing and trading of our Class A ordinary shares, as we have requested a hearing before the Nasdaq Hearing Panel (the “Panel”). Such request has stayed any suspension or delisting action by Nasdaq pending the completion of the hearing process which would include the submission of a plan of compliance. We cannot assure you that the Panel will rule in our favor or approve our plan for compliance. If we receive an adverse decision from the Panel, our Class A ordinary shares would be delisted from the Nasdaq Capital Market and would trade in the over-the-counter market. This would adversely affect the liquidity and marketability of our Class A ordinary shares.

We have retained Maxim Group LLC to act as our exclusive placement agent in connection with this offering to use its “reasonable best efforts” to solicit offers to purchase our securities. The placement agent is not purchasing or selling any of our securities offered pursuant to this prospectus supplement or the accompanying prospectus. See “Plan of Distribution” beginning on page S-16 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 4 of the accompanying prospectus.

Neither the Securities and Exchange Commission (the “Commission” or “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share and Warrants	Total
Offering Price	$0.065	12,000,000
Placement Agent’s Fees (1)	$0.00455	840,000
Proceeds, before expenses, to us	$0.06045	11,160,000

(1)	We will pay the placement agent a fee equal to the sum of 7.0% of the aggregate purchase price paid by the investors placed by the placement agent. We have also agreed to reimburse the Placement Agent up to $50,000 for the reasonable and accounted fees and expenses of legal counsel. For additional information about the compensation paid to the placement agent, see “Plan of Distribution” beginning on page S-16 of this prospectus supplement.

We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about December 6, 2023, subject to customary closing conditions.

Maxim Group LLC

The date of this prospectus supplement is December 5, 2023

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the ordinary shares or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On May 28, 2021, we filed with the SEC a registration statement on Form F-3 (File No. 333- 256628), as amended, utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on June 8, 2021. Under this shelf registration process, we may, from time to time, issue up to $200 million in the aggregate of ordinary shares, preferred shares, debt securities, warrants, and units and rights. On July 20, 2021, we filed with the SEC a prospectus supplement where we offered an aggregate of 1,500,000 of our ordinary shares and warrants to purchase up to 1,500,000 ordinary shares (each on a post-reverse split basis). On January 20, 2023, we filed with the SEC a prospectus supplement where we offered an aggregate of 1,569,444 of our Class A ordinary shares and warrants to purchase up to 2,354,166 Class A ordinary shares. On July 19, 2023, we filed with the SEC a prospectus supplement where we offered an aggregate of 200,000,000 of our Class A ordinary shares. On October 30, 2023, we filed with the SEC a prospectus supplement where we offered an aggregate of 14,000,000 of our Class A ordinary shares, Class B Warrants to purchase up to 14,000,000 Class A ordinary shares, and Class C Warrants to purchase up to 14,000,000 Class A ordinary shares. Approximately $70.78 million remains available for sale as of the date of this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this securities offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under any Current Report on Form 6-K into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act, into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “BETS,” the “Company,” “we,” “us” and “our” or similar terms refer to Bit Brother Limited, a British Virgin Islands (“BVI”) company and its consolidated subsidiaries.

S-ii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. You are cautioned not to place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus supplement. Each forward-looking statement speaks only as of the date this prospectus supplement or, in the case of documents incorporated by reference, the date of the applicable document (or any earlier date indicated in the statement), and except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. We qualify all such forward-looking statements by these cautionary statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section, the financial statements and the notes to the financial statements incorporated herein by reference, and the documents that we incorporate by reference herein. On December 15, 2022, we effectuated a 1-for-15 reverse split of our Class A ordinary shares. Upon the effectiveness of the reverse split, shareholders of the Company received one new Class A ordinary share of the Company for every fifteen Class A ordinary shares they held prior to the reverse split. All ordinary share numbers referenced in this prospectus supplement are reflected on a post-reverse split basis.

Our Business

Business Overview

Bit Brother Limited (formerly known as Urban Tea, Inc., Delta Technology Holdings Ltd, and prior to that as CIS Acquisition Ltd.) (the “Company”) was incorporated in the British Virgin Islands as a company with limited liability on November 28, 2011. We have been a retailer and distributor of specialty tea products in China (also referred to as “PRC”) since November 2018.

The Company is transforming its business from the sales of tea products, beverages and light meals in retail shop chains to the formation of a blockchain ecosystem and the generation of digital assets. Digital asset mining revenue was first generated by the Company in January 2023. The Company’s strategy is to produce and hold bitcoin (after paying for cash operating costs of production) as a long-term investment. Holding bitcoin is a strategy to act as a store of value, supported by a robust and public open-source architecture, that is not linked to any country’s monetary policy and can therefore serve as a store of value outside of government control. We believe that bitcoin offers additional opportunity for appreciation in value with increasing adoption due to its limited supply.

Blockchain and Digital Asset Mining Business

Our blockchain technology and digital asset mining business is conducted through Bit Brother New York Inc., a New York corporation (“BTB NY”), a subsidiary of the Company.. It consists of conducting research and development of a digital currency wallet, and the integrated operation and management of supercomputer servers, targeting both individual and institutional users. We have re-located our crypto mining business to North America from mainland China since it was banned by the Chinese authorities there in 2021. We plan to provide digital asset mining hosting services at our host sites in the U.S. We expect our hosting sites to be powered by local grid and other power sources to provide long-term stable power supply for digital asset miners as well as holistic hosting and maintenance services to our clients. We have mined 67.9 units of Bitcoin (“BTC”) for the twelve months ended June 30, 2023 and the setting up of hosting service is still in progress.

On December 13, 2022, BTB NY and Bolt Mining, LLC (“Bolt Mining”), a Delaware limited liability company engaged in the business of providing digital asset mining equipment and infrastructure, entered into an asset purchase agreement (the “APA”), pursuant to which BTB NY purchased certain identified assets and liabilities of Bolt Mining from them for a total purchase price of $2,100,000.

On December 13, 2022, BTB NY, as a subtenant entered into a site sublease (the “Site Lease”) with Bolt Mining as a sublessor and Acme Commercial Properties LLC for the sublease of approximately 3,000 square feet of space located at 1968 N Access Rd, Clyde, TX 79510 (the “Site”), having a 47-month term beginning on January 13, 2023. Pursuant to the APA, the Site shall have the capability of running 6 MW of electrical power, and the power shall be at a fixed power block price not to exceed an average of $50.00 per MWh exclusive of adders, TDSP pass-through charges, taxes and assessments.

On December 13, 2022, BTB NY entered into a retail power sales agreement (the “Energy Service Agreement”) with Pumpjack Power, LLC, for the supply of electrical energy to BTB NY to operate its facilities in the Texas ERCOT region. The parties may, but are not obligated to, enter into one or more Energy Transactions (“Energy Transactions”) for the purchase and sale of electricity (“Energy”) subject to the Energy Service Agreement. Each Energy Transaction shall identify service delivery point(s) that require Energy and the quantity of Energy to be purchased.

On December 22, 2022, BTB NY entered into a purchase and sale agreement with Grand Flourish Inc. (“Grand Flourish”), pursuant to which BTB NY shall purchase certain digital asset mining hardware and other equipment from time to time, in each case, pursuant to an order to be placed by BTB NY and confirmed by Grand Flourish according to the terms provided in the purchase and sale agreement. On the same day, BTB NY purchased 1,400 S19J Pro digital asset mining servers for an aggregate purchase price of US$2,329,600.

We plan to develop and market super mobile mining boxes which utilize a water curtain cooling system that not only provide an efficient water-cooling system but also retains a large capacity for installing more machines. We expect it to be customized according to each customer’s requirements and needs and is suitable for a variety of brand and model mining machines. BTBOX is still in its R&D stage and no products have been delivered yet during the fiscal year ended June 30, 2023.

Tea and Light Foods Business

As of June 30, 2023, we marketed a wide range of trendy tea drinks, light meals, pastries and recently coffee targeting China’s new urban generation in Hunan province. Our products are focused on not only their taste but also their aesthetic presentation and health benefits. Our products except coffee are currently being offered via our flagship and general stores while we offer coffee and coffee related beverage through a chain store brand called “One Coffee” with one shop opens in Guangzhou Guangdong Province.

The tea drinks we are currently offering are developed on various tea bases, among which is our featured Anhua dark tea base. These tea-based beverages include fresh milk tea, fruit tea, milk cap tea, etc. The light meals offered include selections such as salads, sandwiches, pasta, steak, burritos and other healthy options. The pastries we are offering include fresh baked bread, fresh baked cakes, frosting cakes, etc.

Our goal is to be a leading management platform for tea & light food brands of tea, coffee & other beverages in each city in which we currently and plan to operate, by selling the finest quality tea, coffee and other beverages and related products, as well as complementary food offerings, and by providing each customer with a pleasant and comfortable environment.

Since our expansion into the U.S. in August 2020, we have also begun offering tea and coffee products inspired by the menu of our “Buoyance Manor” stores in China through MENO, customized to fit the New Yorkers’ palate and aesthetic. Since our acquisition of Guokui Management Inc. and the CROP CIRCLE restaurant in New York City, we have also begun offering light Chinese meals and snacks through CROP CIRCLE. CROP CIRCLE’s menu includes items such as dumplings and rice noodle rolls, and features “guokui,” which is a flatbread baked in a clay oven with various choices of flavorful fillings such as shrimp, beef, pork, chicken, preserved vegetables and brown sugar, a popular street snack originating from northern China’s Shanxi province. In October 2020, we invested in two joint ventures, Chuangyeying Brand Management Co., Ltd. (“CYY”) and Changsha Store Master Food Trading Co., Ltd. (“Store Master”). The Company plans to collaborate with the management team of the CYY to promote its brands, Buoyance Manor (“浮力庄园”) and Your Ladyship Tea (“小主的茶”), through tea beverages franchisees owned by CYY. The acquisition will also strengthen and upgrade the Company’s supply chain and lower the costs of its production and transportation by integrating Store Master’s existing logistics network and warehousing capabilities.

Business Management Services

In August 2023, we launched a new line of business in China to provide business management services and license trademarks to retail store owners. Our consolidated affiliates in China have entered into Cooperation Agreement and Entrusted Business Management Agreement with certain store owners who operate coffee shops, restaurants and beauty salons. According to the terms of the into Cooperation Agreement and Entrusted Business Management Agreement, our consolidated affiliates shall license our own trademarks to the store owners, provide business management services including operational management advisory services, human resources management services, accounting and payment solutions etc. In exchange of these services, the store owners shall pay a lump sum amount as well as pay 10% of the confirmed revenue to us. In addition, in the event the store owner achieves a certain aggregate profit threshold, he or she shall pay 20% of the confirmed revenue to us.

In the PRC, we have licensed our own trademarks “Easy May” (“医小美”) and One Coffee (“一万次被爱” ) to the store owners as of the date of this prospectus. We have submitted our trademarks “Hour Coffee” (“拾光咖啡”) and “Niu Xian Sheng ”(“牛鲜生”) to the Trademark Office of State Administration for Industry and Commerce for review and registration. The two trademarks are pending approval as of the date of this prospectus. We also supply digital POS (Point of Sales) technology dubbed “Palm Control” (“掌控数智”) to the store owners as part of our payment solutions services.

Recent Developments

Receipt of Nasdaq De-Listing Notice

On November 15, 2023, we received a notification letter from Nasdaq notifying us that Nasdaq had determined to delist our Class A ordinary shares from the Nasdaq Capital Market based upon our non-compliance with Nasdaq Listing Rule 5550(a)(2) and 5810(c)(3)(A)(iii), as our Class A ordinary shares had a closing bid price of $0.10 or less for 11 consecutive trading days from October 26 through November 9, 2023. The notice has no immediate impact on the listing and trading of our Class A ordinary shares, as we have requested a hearing before the Nasdaq Hearing Panel (the “Panel”). Such request has stayed any suspension or delisting action by Nasdaq pending the completion of the hearing process which would include the submission of a plan of compliance. We cannot assure you that the Panel will rule in our favor or approve our plan for compliance. If we receive an adverse decision from the Panel, our Class A ordinary shares would be delisted from the Nasdaq Capital Market and would trade in the over-the-counter market. This would adversely affect the liquidity and marketability of our Class A ordinary shares.

October Registered Direct Offering

On October 25, 2023, the Company entered into a certain securities purchase agreement (the “October Purchase Agreement”) with certain non-affiliated institutional investors (the “October Purchasers”) pursuant to which the Company agreed to sell 14,000,000 of its Class A ordinary shares, Class B warrants (“Class B Warrants”) to purchase 14,000,000 Class A ordinary shares and Class C warrants (“Class C Warrants”, together with the Class B Warrants, the “Warrants”) to purchase 14,000,000 Ordinary Shares in a registered direct offering (the “October Offering”), for gross proceeds of approximately $5.04 million. The purchase price for each Class A ordinary share and the corresponding Class B Warrant and Class C Warrant is $0.36.

The Class B Warrants will be exercisable immediately following the date of issuance for a period of five years at an initial exercise price of $0.36, subject to certain reset thirty (30) trading days after the closing. The Class C Warrants will be exercisable immediately following the date of issuance for a period of two years at an initial exercise price of $0.46. In addition to the customary cashless exercise rights provided in both the Warrants, the Class C Warrants will also provide an alternate cashless exercise allowing the holder of the Class C Warrants the right to exercise at any time, on a cashless exercise basis for a larger number of Ordinary Shares under certain conditions. Each of the Warrants is subject to anti-dilution provisions to reflect stock dividends and splits, subsequent rights offerings or other similar transactions, but not as a result of future securities offerings at lower prices. Upon the occurrence of a Fundamental Transaction (as defined in the Warrants), the Warrants are subject to mandatory redemption for cash consideration equal to the Black Scholes Value (as defined in the Warrants) of such portion of such Warrant to be redeemed.

The Company currently intends to use the net proceeds from the October Offering for research and development & commercialization of blockchain software, building or acquiring crypto-currency mining rigs and for working capital and general corporate purposes. The October Offering closed on October 30, 2023.

July Registered Direct Offering

On July 14, 2023, the Company entered into a certain securities purchase agreement (the “July Purchase Agreement”) with certain non-affiliated institutional investors (the “July Purchasers”) pursuant to which the Company agreed to sell to the July Purchasers, 200,000,000 of its Class A ordinary shares in a registered direct offering (the “July Offering”), for gross proceeds of approximately $50 million. The purchase price for each Class A ordinary share was $0.25.

The Company currently intends to use the net proceeds from the July Offering for working capital and general corporate purposes. The July Offering closed on July 21, 2023.

Business Management Services

In August 2023, we launched a new line of business in China to provide business management services and license trademarks to retail store owners. Our consolidated affiliates in China have entered into a Cooperation Agreement and Entrusted Business Management Agreement with certain store owners who operate coffee shops, restaurants and beauty salons. According to the terms of the Cooperation Agreement and Entrusted Business Management Agreement, our consolidated affiliates shall license our own trademarks to the store owners, provide business management services including operational management advisory services, human resources management services, accounting and payment solutions etc. In exchange of these services, the store owners shall pay a lump sum amount as well as pay 10% of the confirmed revenue to us. In addition, in the event the store owner achieves a certain aggregate profit threshold, he or she shall pay 20% of the confirmed revenue to us.

Stock Ticker Symbol Change

The Company’s ticker symbol was changed from “BTB” to “BETS” effective September 8, 2023. The Company's Class A Ordinary Shares are currently trading on the Nasdaq Capital Market under the new symbol “BETS” and the CUSIP will remain unchanged.

Corporate Information

Our principal executive office is located at 15/F, Block A, Kineer Business Centre, 53 Binjiang Road, Yuelu District, Changsha, Hunan Province, China. Our telephone number at that address is +86 0731-82290658. Our company website is http://www.bitbrother.com/. Our NASDAQ symbol is BETS, and we make our SEC filings available on the Investor Relations page of our website, http://www.bitbrother.com/. Information contained on our website is not part of this prospectus. Our agent for service in the United States is VStock Transfer, LLC, the current transfer agent of the Company, with a mailing address of 18 Lafayette Place Woodmere, NY 11598.

The Offering

Issuer:	Bit Brother Limited

Class A Ordinary Shares offered by us pursuant to this prospectus supplement:	184,615,385 Class A ordinary shares

Class D Warrants offered by us pursuant to this prospectus supplement:

Purchasers of Class A ordinary shares in this offering will receive Class D Warrants to purchase 100% of the number of our Class A ordinary shares purchased by such investors in this offering, or 184,615,385 Class D Warrants. We will receive gross proceeds from the Class D Warrants solely to the extent such Class D Warrants are exercised for cash. The Class D Warrants will be exercisable immediately following the date of issuance for a period of five years at an exercise price of $0.06 per Class A ordinary share subject to certain reset 30 trading days after closing. See “Description of Our Securities We are Offering” beginning on page S-15 of this prospectus supplement.

This prospectus supplement also relates to the offering of Class A ordinary shares issuable upon exercise of the Class D Warrants.

Class E Warrants offered by us pursuant to this prospectus supplement:

Purchasers of Class A ordinary shares in this offering will receive warrants to purchase 100% of the number of our Class A ordinary shares purchased by such investors in this offering, or 184,615,385 Class E Warrants. We will receive gross proceeds from the Class E Warrants solely to the extent such Class E Warrants are exercised for cash. The Class E Warrants will be exercisable immediately following the date of issuance for a period of two years at an exercise price of $0.013 per Class A ordinary share. In addition to the customary cashless exercise rights provided in both the Class D Warrants and the Class E Warrants, the Class E Warrants will also provide an alternate cashless exercise allowing the holder to right to exercise the Class E Warrants at any time, on a cashless exercise basis for a larger number of Class A ordinary shares under certain conditions. See “Description of Our Securities We are Offering” beginning on page S-15 of this prospectus supplement.

This prospectus supplement also relates to the offering of Class A ordinary shares issuable upon exercise of the Class E Warrants.

Offering Price:	$0.065 per Class A ordinary share and accompanying warrants

Class A Ordinary shares issued and outstanding before this offering:	438,648,394

Class A Ordinary shares issued and outstanding immediately after this offering (1):	623,263,779

Use of proceeds:	We estimate the net proceeds to us from this offering will be approximately $11 million after deducting the placement agent fee and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Transfer agent and registrar:	VStock Transfer, LLC

Risk factors:	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our Class A ordinary shares, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement, on page 4 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

NASDAQ Capital Market Symbol:	“BETS”

(1)	The number of our Class A ordinary shares issued and outstanding immediately after this offering is based on 438,648,394 Class A ordinary shares issued and outstanding as of December 5, 2023 and 184,615,385 Class A ordinary shares to be issued in this offering and excludes:

●	759,498 Class A ordinary shares issuable upon exercise of the warrants issued in connection with a private placement that closed on April 20, 2021

●	93,400 Class A ordinary shares issuable upon the exercise of the warrants issued in the private placement concurrent with the registered direct offering that closed on April 30, 2021

●	67 Class A ordinary shares issuable upon the exercise of the warrants issued in a registered direct offering that closed on July 20, 2021

●	2,830,400 Class A ordinary shares issuable upon exercise of the warrants issued in connection with a private placement that closed on October 7, 2021

●	3,162,931 Class A ordinary shares issuable upon exercise of the warrants issued in connection with a private placement that closed on November 5, 2021

●	5,548,103 Class A ordinary shares issuable upon exercise of the warrants issued in connection with a private placement that closed on November 16, 2021

●	2,354,166 Class A ordinary shares issuable upon the exercise of the warrants issued in a registered direct offering that closed on January 20, 2023.

●	14,000,000 Class A ordinary shares issuable upon the exercise of the Class B Warrants issued in a registered direct offering that closed on October 30, 2023.

●	184,615,385 Class A ordinary shares issuable upon the exercise of the Class D Warrants issued in this offering.

●	184,615,385 Class A ordinary shares issuable upon the exercise of the Class E Warrants issued in this offering.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our ordinary shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

You should also carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on October 12, 2023, together with all other information contained or incorporated by reference in this prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision.

Risk Relating to this Offering

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Because we are a small company, the requirements of being a public company, including compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Act, related rules and regulations of the SEC and the NASDAQ, with which a private company is not required to comply. Complying with these laws, rules and regulations occupies a significant amount of the time of our Board of Directors and management and significantly increases our costs and expenses. Among other things, we must:

●	maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	comply with rules and regulations promulgated by the NASDAQ;

●	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

●	maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our ordinary shares;

●	involve and retain to a greater degree outside counsel and accountants in the above activities;

●	maintain a comprehensive internal audit function; and

●	maintain an investor relations function.

Future sales of our Class A ordinary shares, whether by us or our shareholders, could cause our share price to decline

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our Class A ordinary shares in the public market, the trading price of our Class A ordinary shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell our Class A ordinary shares could also depress the market price of our Class A ordinary shares. A decline in the price of our Class A ordinary shares might impede our ability to raise capital through the issuance of additional of our Class A ordinary shares or other equity securities. In addition, the issuance and sale by us of additional of our Class A ordinary shares or securities convertible into or exercisable for our Class A ordinary shares, or the perception that we will issue such securities, could reduce the trading price for our Class A ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of Class A ordinary shares issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

Securities analysts may not cover our Class A ordinary shares and this may have a negative impact on the market price of our Class A ordinary shares

The trading market for our Class A ordinary shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our Class A ordinary shares would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our Class A ordinary shares, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our Class A ordinary shares could decrease and we could lose visibility in the financial markets, which could cause our share price and trading volume to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We may in the future issue additional of our Class A ordinary shares or other securities convertible into or exchangeable for of our Class A ordinary shares. We cannot assure you that we will be able to sell of our Class A ordinary shares or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional of our Class A ordinary shares or other securities convertible into or exchangeable for our Class A ordinary shares in future transactions may be higher or lower than the price per share in this offering.

Risk Relating to Our Class A Ordinary Shares, Class D Warrants and Class E Warrants

If we fail to comply with the continued listing requirements of NASDAQ, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.

On May 16, 2023, the Company received a notification letter from the Nasdaq Listing Qualifications Staff of The NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that the minimum bid price per share for its Class A ordinary shares has been below $1.00 for a period of 30 consecutive business days and the Company therefore no longer meets the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) (the “Deficiency”).

Under the Nasdaq Listing Rules, the Company had until November 13, 2023 to regain compliance, and may be eligible for an extension of an additional 180 calendar days, provided that the Company met the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq except for Nasdaq Listing Rule 5550(a)(2), and provided a written notice of its intention to cure this deficiency during the second compliance period, by effecting a reverse stock split, if necessary.

On November 13, 2023, the Company received a notification letter from Nasdaq notifying the Company that Nasdaq had determined to delist the Company’s securities from Nasdaq based upon the Company's non-compliance with Nasdaq Listing Rule 5550(a)(2) and 5810(c)(3)(A)(iii), as the Company's Class A ordinary shares had a closing bid price of $0.10 or less for 11 consecutive trading days from October 26 through November 9, 2023. The notice has no immediate impact on the listing and trading of the Class A ordinary shares, as the Company requested a hearing before the Nasdaq Hearing Panel (the “Panel”). Such request has stayed any suspension or delisting action by Nasdaq pending the completion of the hearing process which shall include the submission of a plan of compliance.

There can be no assurance that the Panel will grant the Company's request for additional time to demonstrate compliance of continued listing requirement or that the Company will be able meet the continued listing requirement during any compliance period or in the future. If the Panel does not grant the Company's request for additional time, its ordinary shares will be subject to delisting and the liquidity and marketability of the Company's Class A ordinary shares would be adversely affected.

If the Company fails to regain compliance with the bid price deficiency or any other listing rules when required in the future, we could be subject to suspension and delisting proceedings. If our securities lose their status on the Nasdaq Capital Market, our securities would likely trade in the over-the-counter market. If our securities were to trade on the over-the-counter market, selling our securities could be more difficult because smaller quantities of securities would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our securities are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our securities, further limiting the liquidity of our securities. These factors could result in lower prices and larger spreads in the bid and ask prices for our securities. Such delisting from the Nasdaq Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

There is no public market for the Class D Warrants and Class E Warrants offered in this offering.

There is no established public trading market for the Class D Warrants and Class E Warrants being offered in this offering. We do not intend to apply to list the Class D Warrants and Class E Warrants on the Nasdaq Capital Market or any other trading market. Accordingly, the liquidity of the Class D Warrants and Class E Warrants will be limited.

The Class D Warrants and Class E Warrants are speculative in nature.

The Class D Warrants and Class E Warrants do not confer any rights of Class A ordinary share ownership on its holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire Class A ordinary shares at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Class D Warrants may exercise their right to acquire Class A ordinary shares at an exercise price of $0.06 per Class A ordinary share, subject to certain adjustments, prior to the 5th year anniversary of the date of issuance, and holders of the Class E Warrants may exercise their right to acquire Class A ordinary shares at an exercise price of $0.13 per Class A ordinary share, subject to certain adjustments, prior to the 2nd year anniversary of the date of issuance. Moreover, following this offering, the market value of the Class D Warrants and Class E Warrants, if any, is uncertain. There can be no assurance that the market price of the Class A ordinary shares will equal or exceed the exercise price of the Class D Warrants and Class E Warrants at any given time, and consequently, whether it will be profitable for holders of the Class D Warrants and Class E Warrants to exercise the Class D Warrants and Class E Warrants.

Techniques employed by short sellers may drive down the market price of our Class A Ordinary Shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies listed in the United States that have a substantial majority of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

We are currently, and may in the future be, the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our Class A ordinary shares and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in our Class A ordinary shares could be greatly reduced or rendered worthless.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $11 million, after deducting the placement agent fees and the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for research and development & commercialization of blockchain software, building or acquiring crypto-currency mining rigs and for working capital and general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

DIVIDEND POLICY

While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments.

In addition, due to various restrictions under PRC laws on the distribution of dividends by WFOE, we may not be able to pay dividends to our shareholders. The Wholly-Foreign Owned Enterprise Law (1986), as amended, and The Wholly-Foreign Owned Enterprise Law Implementing Rules (1990), as amended, and the Company Law of the PRC (2006), contain the principal regulations governing dividend distributions by wholly foreign owned enterprises. Under these regulations, wholly foreign owned enterprises may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, such companies are required to set aside a certain amount of their accumulated profits each year, if any, to fund certain reserve funds until such time as the accumulated reserve funds reach and remain above 50% of the registered capital amount. These reserves are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes. Furthermore, if our subsidiaries and affiliates in China incur debt on their own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. If we or our subsidiaries and affiliates are unable to receive all of the revenues from our operations through the current contractual arrangements, we may be unable to pay dividends on our Class A ordinary shares.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2023:

●	on an actual basis;

●	on a pro forma basis to reflect the sale on July 21, 2023 of 200,000,000 Class A ordinary shares at a purchase price of $0.25 per share and the sale on October 30, 2023 of 14,000,000 Class A ordinary shares, Class B Warrants to purchase up to 14,000,000 Class A ordinary shares and Class C Warrants to purchase up to 14,000,000 Class A ordinary shares at an offering price of $0.36 per share and accompanying Class B Warrant and Class C Warrant; and

●	on a pro forma, as adjusted basis to give effect to the issuance and sale of 184,615,385 Class A ordinary shares, Class D Warrants to purchase up to 184,615,385 Class A ordinary shares and Class E Warrants to purchase up to 184,615,385 Class A ordinary shares at an offering price of $0.065 per share and accompanying Class D Warrant and Class E Warrant, after deducting placement agent fees and expenses and estimated offering expenses payable by us;

	As of June 30, 2023		Pro Forma, as
	Actual	Pro Forma	Adjusted
	US$	US$	US$
Cash and cash equivalents	$5,368,284	$59,794,484	$70,799,484
Total liabilities	$3,365,261	$3,365,261	$3,365,261
Shareholders’ equity:
Preferred shares, $0.0001 par value, 5,000,000 shares authorized; none issued and outstanding	-	-	-
Class A Ordinary shares, $0.0001par value; unlimited number of shares authorized, 155,597,055 shares issued and outstanding at June 30, 2023	$1,371,255	$1,392,655	$1,411,117
Class B Ordinary shares, no par value; 200,000,000 shares authorized, 1,950,015 shares issued and outstanding at June 30, 2023	196	196	196
Additional paid in capital	$166,888,792	$221,293,592	$232,280,130
Accumulated deficit	$(134,898,061)	$(134,898,061)	$(134,898,061)
Accumulated other comprehensive income	(3,898,905)	(3,898,905)	(3,898,905)
Total shareholders’ equity	$29,463,277	$83,889,477	$94,894,477
Non-controlling interests	(564,288)	(564,288)	(564,288)
Total capitalization*	$32,264,250	$86,690,450	$97,695,450
*Total capitalization=Total liabilities and equity plus Non-controlling interests

The above discussion and table are based on 155,597,055 Class A ordinary shares outstanding as of June 30, 2023 and excludes:

●	759,498 Class A ordinary shares issuable upon exercise of the warrants issued in connection with a private placement that closed on April 20, 2021

●	93,400 Class A ordinary shares issuable upon the exercise of the warrants issued in the private placement concurrent with the registered direct offering that closed on April 30, 2021

●	67 Class A ordinary shares issuable upon the exercise of the warrants issued in a registered direct offering that closed on July 20, 2021

●	2,830,400 Class A ordinary shares issuable upon exercise of the warrants issued in connection with a private placement that closed on October 7, 2021

●	3,162,931 Class A ordinary shares issuable upon exercise of the warrants issued in connection with a private placement that closed on November 5, 2021

●	5,548,103 Class A ordinary shares issuable upon exercise of the warrants issued in connection with a private placement that closed on November 16, 2021

●	2,354,166 Class A ordinary shares issuable upon the exercise of the warrants issued in a registered direct offering that closed on January 20, 2023.

●	14,000,000 Class A ordinary shares issuable upon the exercise of the Class B Warrants issued in a registered direct offering that closed on October 30, 2023.

●	14,000,000 Class A ordinary shares issuable upon the exercise of the Class C Warrants issued in a registered direct offering that closed on October 30, 2023

●	184,615,385 Class A ordinary shares issuable upon the exercise of the Class D Warrants issued in this offering.

●	184,615,385 Class A ordinary shares issuable upon the exercise of the Class E Warrants issued in this offering.

To the extent that we grant additional options or other awards under our share incentive plan or issue additional warrants and/or ordinary shares in the future, and to the extent that certain anti-dilution adjustments in the number of Class A ordinary shares issuable upon the exercise of our Class D Warrants are required to be made, there may be further dilution.

DILUTION

If you invest in our Class A ordinary shares, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our Class A ordinary shares after this offering.

Our net tangible book value on June 30, 2023, was approximately $26,095,353, or $0.168 per Class A ordinary share. Upon our issuance of 200,000,000 Class A ordinary shares at a purchase price of $0.25 per share on July 21, 2023 for approximately $50 million, and our issuance of 14,000,000 Class A ordinary shares, Class B Warrants to purchase up to 14,000,000 Class A ordinary shares and Class C Warrants to purchase up to 14,000,000 Class A ordinary shares on October 30, 2023 for approximately $5.04 million, our adjusted net tangible book value on June 30, 2023 was approximately $80.52 million, or $0.22 per Class A ordinary share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares issued and outstanding.

After giving effect to the issue of our Class A ordinary shares of approximately $12 million in this offering at an offering price of $0.065 per Class A ordinary share and corresponding warrants, and after deducting the placement agent fees and estimated offering expenses payable by us in connection with this offering, and adjusted for the issuance of 200,000,000 Class A ordinary shares at a purchase price of $0.25 per share on July 21, 2023 for approximately $50 million, and our issuance of 14,000,000 Class A ordinary shares, Class B Warrants to purchase up to 14,000,000 Class A ordinary shares and Class C Warrants to purchase up to 14,000,000 Class A ordinary shares on October 30, 2023 for approximately $5.04 million our as adjusted net tangible book value as of June 30, 2023 would have been approximately $91.53 million, or approximately $0.17 per Class A ordinary share. This represents an immediate decrease of net tangible book value of $0.053 per share to our existing shareholders and an immediate increase in net tangible book value of $0.10 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Offering price per Class A ordinary share	$0.065
Net tangible book value per Class A ordinary share as of June 30, 2023, adjusted for issuance of 200,000,000 Class A ordinary shares on July 21, 2023 and issuance of 14,000,000 Class A ordinary shares, Class B Warrants to purchase up to 14,000,000 Class A ordinary shares and Class C Warrants to purchase up to 14,000,000 Class A ordinary shares on October 30, 2023	$0.22
Decrease in net tangible book value per Class A ordinary share attributable to existing investors	$0.053

Net tangible book value per Class A ordinary share after giving effect to this offering, adjusted for issuance of 200,000,000 Class A ordinary shares on July 21, 2023 and issuance of 14,000,000 Class A ordinary shares, Class B Warrants to purchase up to 14,000,000 Class A ordinary shares and Class C Warrants to purchase up to 14,000,000 Class A ordinary shares on October 30, 2023	$0.17

Increase per ordinary share to new investors	$0.10

The above discussion and table are based on 155,597,055 Class A ordinary shares outstanding as of June 30, 2023 and excludes:

●	759,498 Class A ordinary shares issuable upon exercise of the warrants issued in connection with a private placement that closed on April 20, 2021

●	93,400 Class A ordinary shares issuable upon the exercise of the warrants issued in the private placement concurrent with the registered direct offering that closed on April 30, 2021

●	67 Class A ordinary shares issuable upon the exercise of the warrants issued in a registered direct offering that closed on July 20, 2021

●	2,830,400 Class A ordinary shares issuable upon exercise of the warrants issued in connection with a private placement that closed on October 7, 2021

●	3,162,931 Class A ordinary shares issuable upon exercise of the warrants issued in connection with a private placement that closed on November 5, 2021

●	5,548,103 Class A ordinary shares issuable upon exercise of the warrants issued in connection with a private placement that closed on November 16, 2021

●	2,354,166 Class A ordinary shares issuable upon the exercise of the warrants issued in a registered direct offering that closed on January 20, 2023.

●	14,000,000 Class A ordinary shares issuable upon the exercise of the Class B Warrants issued in a registered direct offering that closed on October 30, 2023.

●	14,000,000 Class A ordinary shares issuable upon the exercise of the Class C Warrants issued in a registered direct offering that closed on October 30, 2023

●	184,615,385 Class A ordinary shares issuable upon the exercise of the Class D Warrants issued in this offering.

●	184,615,385 Class A ordinary shares issuable upon the exercise of the Class E Warrants issued in this offering.

To the extent that we grant additional options or other awards under our share incentive plan or issue additional warrants and/or ordinary shares in the future and to the extent that certain anti-dilution adjustments in the number of Class A ordinary shares issuable upon the exercise of our Class D Warrants are required to be made, there may be further dilution.

DESCRIPTION OF OUR SECURITIES WE ARE OFFERING

We are offering 184,615,385 of our Class A ordinary shares, Class D Warrants to purchase up to 184,615,385 of our Class A ordinary shares and Class E Warrants to purchase up to 184,615,385 of our Class A ordinary shares pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our Class A ordinary shares are described under the caption “Descriptions of Share Capital” beginning on page 10 of the accompanying prospectus.

The initial exercise price of the Class D Warrants will be $0.06, subject to adjustments for stock splits, stock dividends, and similar events, and subject to a reset 30 trading days following the closing of this offering. The Class D Warrants will expire five years from their date of issuance.

The exercise price of the Class D Warrants shall be reset immediately following the thirtieth (30th) trading day following the closing of this offering (the “Reset Date”) to a price that is equal to 105% of the arithmetic average of the sum of the three lowest per share volume-weight average prices (“VWAP”) of our Class A ordinary shares on the Nasdaq Capital Market for the twenty (20) trading days immediately prior to the Reset Date.

The initial exercise price of the Class E Warrants will be $0.13, subject to adjustments for stock splits, stock dividends, and similar events. The Class E Warrants will expire two years from their date of issuance. In addition to the customary cashless exercise rights provided in both the Class D Warrants and the Class E Warrants, the Class E Warrants will also provide an alternate cashless exercise allowing the holder the right to exercise at any time, on a cashless exercise basis for a number of Class A ordinary shares equal to the quotient obtained by dividing (the exercise price minus the lowest VWAP of our Class A ordinary shares over the 10 trading days immediately prior to the exercise date) by (70% of the lowest VWAP of our Class A ordinary shares over the 10 trading days immediately prior to the exercise date) under certain conditions.

We have agreed to effectuate a reverse split in the event the closing bid price of the Class A ordinary share trades below $0.01 (closing price) for five consecutive trading days. The holders of the Class E Warrants will not be able to exercise the Class E Warrants cashlessly at an exercise price below $1.50 during the first 20 trading days after effectuation of the reverse split.

If, at any time while the warrants are outstanding, (i) we, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) we, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer is completed pursuant to which holders of Class A ordinary shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding Class A ordinary shares, (iv) we, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Class A ordinary shares or any compulsory share exchange pursuant to which the Class A ordinary shares are effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination with another person or group of persons whereby such other person or group acquires more than fifty percent (50%) of the outstanding Class A ordinary shares (each a “Fundamental Transaction”), then, upon any subsequent exercise of the warrants, the holder shall have the right to receive, for each warrant share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the holder, the number of Class A ordinary shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of Class A ordinary shares for which the warrants are exercisable immediately prior to such Fundamental Transaction.

If, at any time while the warrants are outstanding, we (i) pay a stock dividend or otherwise make a distribution or distributions on our Class A ordinary shares or any other equity or equity equivalent securities payable in Class A ordinary shares, (ii) subdivide our outstanding Class A ordinary shares into a larger number of shares, (iii) combine our outstanding Class A ordinary shares into a smaller number of shares or (iv) issue by reclassification of our Class A ordinary shares any of our capital stock, then in each case the exercise price of the warrant shall be multiplied by a fraction of which the numerator shall be the number of shares of Class A ordinary shares outstanding immediately before such event and of which the denominator shall be the number of Class A ordinary shares outstanding immediately after such event, and the number of shares issuable upon exercise of the warrants shall be proportionately adjusted such that the aggregate exercise price of the warrants shall remain unchanged.

If at any time and from time to time on or after the issuance date of the Class D Warrants there occurs a Stock Combination Event (as defined in the Warrants) and the Event Market Price (as defined in the Warrants) is less than the exercise price of the Class D Warrants then in effect (after giving effect to the adjustment to the exercise price as set forth above), then on the sixteenth (16th) trading day immediately following such Stock Combination Event, the exercise price then in effect on such sixteenth (16th) trading day (after giving effect to the adjustment to the exercise price as set forth above) shall be reduced (but in no event increased) to the Event Market Price. For the avoidance of doubt, if the adjustment in the immediately preceding sentence would otherwise result in an increase in the exercise price of the Class D Warrants, no adjustment shall be made.

PLAN OF DISTRIBUTION

Maxim Group LLC, which we refer to as the Placement Agent, has agreed to act as the exclusive placement agent in connection with this offering. The Placement Agent is not purchasing or selling securities offered by this prospectus supplement, nor is the Placement Agent required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its best efforts to arrange for the sale of all of the securities offered hereby. We have entered into a securities purchase agreement with the investors pursuant to which we will sell to the investors 184,615,385 Class A ordinary shares, Class D Warrants to purchase up to 184,615,385 Class A ordinary shares and Class E Warrants to purchase up to 184,615,385 Class A ordinary shares in this takedown from our shelf registration statement. We negotiated the price for the securities offered in this offering with the investors. The factors considered in determining the price included the recent market price of our Class A ordinary shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

We entered into securities purchase agreements directly with investors on December 5, 2023, and we will only sell to investors who have entered into a securities purchase agreements.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about December 6, 2023, subject to customary closing conditions.

We have agreed to pay the Placement Agent a fee equal to the sum of 7.0% of the aggregate purchase price paid by the investors placed by the Placement Agent. We have also agreed to reimburse the Placement Agent up to $50,000 for the reasonable and accounted fees and expenses of legal counsel.

The following table shows per ordinary share and total cash Placement Agent’s fees we will pay to the Placement Agent in connection with the sale of the securities pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the securities offered hereby:

	Per Share and Warrants	Total
Offering Price	$0.065	12,000,000
Placement Agent’s Fees (1)	$0.00455	840,000
Proceeds, before expenses, to us	$0.06045	11,160,000

After deducting certain fees and expenses due to the Placement Agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $11 million.

Right of First Refusal

In the event the offering is consummated, we have agreed to grant the Placement Agent a right of first refusal for a period of twelve (12) months from the closing of this offering, to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which we retain the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such twelve (12) months period of the Company, or any successor to or any subsidiary of the Company, except that such right of first refusal shall not apply to (i) a private offering of convertible debt of up to $1,000,000; and (ii) a private placement of up to $50.0 million to non-U.S. Persons that are identified by the Company. We have agreed not to offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which we offer to retain the Placement Agent. Such offer shall be made in writing in order to be effective. The Placement Agent shall notify us within ten (10) business days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it, and any profit realized on the resale of the ordinary shares and warrants sold by it while acting as principal, might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the Securities Act and the Securities Exchange Act of 1934, as amended, or Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ordinary shares and warrants by the placement agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution in the securities offered by this prospectus supplement.

Relationships

The Placement Agent and its affiliates may have provided us and our affiliates in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the placement agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is VStock Transfer, LLC, with a mailing address of 18 Lafayette Place Woodmere, NY 11598.

Listing

Our Class A ordinary shares are listed on the NASDAQ Capital Market under the trading symbol “BETS.”

LEGAL MATTERS

Certain legal matters governed by the laws of the BVI with respect to the validity of the offered securities will be opined upon for us by Harney Westwood & Riegels LP. Certain legal matters governed by the laws of New York will be passed upon for us by Hunter Taubman Fischer & Li, LLC, New York, New York. Loeb & Loeb LLP, New York, New York, is counsel to the Placement Agent in connection with this offering.

EXPERTS

The audited financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended June 30, 2023 have been so incorporated in reliance on the reports of Audit Alliance LLP, the Company’s independent registered public accounting firm, and its authority as experts in accounting and auditing. The audited financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended June 30, 2022 and June 30, 2021 have been so incorporated in reliance on the reports of Centurion ZD CPA & Co., the Company’s former independent registered public accounting firm, and its authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus supplement the following documents that we have filed with the SEC under the Exchange Act:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended June 30, 2023, filed with the SEC on October 12, 2023;

●	the Company’s Reports on Form 6-K filed with the SEC on October 31, 2023; and

●	the description of our ordinary shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-35755) filed with the SEC on June 1, 2015, including any amendment and report subsequently filed for the purpose of updating that description.

We also incorporate by reference all additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the filing date of the registration statement of which this prospectus supplement is a part and prior to effectiveness of that registration statement. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at 15/F, Block A, Kineer Business Centre, 53 Binjiang Road, Yuelu District Changsha, Hunan Province, China, Attention: Xianlong Wu, +86 0731-82290658.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at http://www.bitbrother.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI as a company with limited liability. We incorporated in the BVI because of certain benefits associated with being a BVI corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, BVI has a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, BVI companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in Hong Kong Special Administrative Region (“Hong Kong”), China, and the U.S. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to our local BVI’s counsel, there is uncertainty with regard to BVI law relating to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the BVI as penal or punitive in nature. If such a determination is made, the courts of the BVI will not recognize or enforce the judgment against a BVI’s company. The courts of the BVI in the past determined that disgorgement proceedings brought at the instance of the Securities and Exchange Commission are penal or punitive in nature and such judgments would not be enforceable in the BVI. Other civil liability provisions of the securities laws may be characterized as remedial, and therefore enforceable but the BVI’s Courts have not yet ruled in this regard. Our BVI’s counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the BVI.

As of the date hereof, no treaty or other form of reciprocity exists among the BVI, Hong Kong, and China governing the recognition and enforcement of judgments.

BVI counsel further advised that although there is no statutory enforcement in the BVI of judgments obtained in the United States, Hong Kong, or China, a judgment obtained in such jurisdictions will be recognized and enforced in the courts of the BVI at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the courts of BVI, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, and (5) was not obtained in a manner and is of a kind the enforcement of which is contrary to natural justice or the public policy of the BVI.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PROSPECTUS

Bit Brother Limited

$200,000,000

Ordinary Shares, Preferred Shares, Debt Securities

Warrants, Units and Rights

We may, from time to time in one or more offerings, offer and sell up to $200,000,000 in the aggregate of Ordinary Shares, preferred shares, warrants to purchase Ordinary Shares or preferred shares, debt securities, rights or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Ordinary Shares in any 12-month period so long as the aggregate market value of our outstanding Ordinary Shares held by non-affiliates remains below $75,000,000. The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is approximately $94,561,483 based on the closing price of $4.64 per ordinary share on April 27, 2021 and 20,379,630 ordinary shares held by non-affiliates. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “ZCMD.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 28, 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell Ordinary Shares, preferred shares, warrants to purchase Ordinary Shares or preferred shares, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $200,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “Bit Brother,” “we,” “us,” “our,” “the Company,” “the “Registrant” or similar words refer to Bit Brother Limited, together with our subsidiaries.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR BUSINESS

Business Overview

Bit Brother Limited (formerly known as Urban Tea, Inc., Delta Technology Holdings Ltd, and prior to that as CIS Acquisition Ltd.) was incorporated in the British Virgin Islands as a company with limited liability on November 28, 2011. We have become a retailer and distributor of specialty tea products in China (also referred to as “PRC”) since November 2018, and have fully completed the disposition of our fine and specialty chemical manufacturing business in April 2019. Our business currently consists of the distribution and retail of specialty tea products. We have recently decided to start operations in the business of blockchain technology and cyptocurrency mining. We anticipate to utilize a new subsidiary to conduct research and development of blockchain-based software and applications and the commercialization of such application as well as cryptocurrency mining.

Recent Developments

On February 17, 2021, the Company announced its planned entry into the blockchain and cryptocurrency mining business and also appointed Dr. Yunfei Song as an independent director of the Company board of directors to lead and support the Company’s critical strategic expansion.

Dr. Yunfei Song is a scientist at the Chinese Academy of Sciences. His prominent strategy model achievement includes fields of blockchain technology application, artificial intelligence, exchange quantification, and brick moving robots. Additionally, Dr. Song has extensive experience in cryptocurrency mining and digital asset management. He will serve as an independent director and provide guidance to the Company's blockchain development strategy.

On March 26, 2021, the Company entered into certain securities purchase agreement with certain “non-U.S. Persons” as defined in Regulation S of the Securities Act pursuant to which the Company agreed to sell an aggregate of 3,797,488 units (the “Units”), each Unit consisting of one ordinary share of the Company, no par value (“Share”) and a warrant to purchase three Shares (“Warrant”) with an initial exercise price of $4.65 per Share, at a price of $3.72 per Unit, for an aggregate purchase price of approximately $14.1 million (the “March 2021 PIPE”). The March 2021 PIPE closed on April 20, 2021 when all the closing conditions were satisfied. The net proceeds to the Company from the March 2021 PIPE were approximately $14.1 million and shall be used by the Company for the planned blockchain and cryptocurrency mining operations and for working capital and general corporate purposes.

On May 20, 2021, we received the stamped Certificate of Change of Name from the British Virgin Islands Registrar of Corporate Affairs dated May 20, 2021 pursuant to which the Company’s name has been changed from “Urban Tea, Inc.” to “Bit Brother Limited.”

In connection with Name Change, the Company anticipates to effectuate a change of its ticker symbol and is currently in the process of reserving a new symbol with Nasdaq as well as applying for a new CUSIP number for the new name and ticker symbol.

Corporate Information

Our principal executive offices are located at Room 910, Building 1, Huitong Building, No.168, Hehua Road, Hehuayuan Street, Furong District, Changsha City, Hunan Province, People’s Republic of China. We do not own any real property or have any land use rights. Our telephone number at that address is +86 0731-85133570. Our company website is www.h-n-myt.com. Our NASDAQ symbol is MYT, and we make our SEC filings available on the Investor Relations page of our website, www.h-n-myt.com. Information contained on our website is not part of this prospectus. Our agent for service in the United States is VStock Transfer, LLC, the current transfer agent of the Company, with a mailing address of 18 Lafayette Place Woodmere, NY 11598.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on April 30, 2021, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Risks Relating to the Planned Blockchain and Cryptocurrency Mining Business

Investment in our new line of business could present risks not originally contemplated.

The Company plans on investing in its planned expansion into the blockchain and cryptocurrency mining business. New ventures are inherently risky and may not be successful. In evaluating such endeavors, we are required to make difficult judgments regarding the value of business strategies, opportunities, technologies and other assets, and the risks and cost of potential liabilities. Furthermore, these investments involve certain other risks and uncertainties, including the risks involved with entering new competitive categories or regions, the difficulty in integrating the new business, and the challenges in achieving strategic objectives and other benefits expected from our investment.

If we are unable to successfully execute our planned blockchain and cryptocurrency mining business plan, it would affect our financial and business condition and results of operations.

Our previously announced growth strategy included the expansion of our operations to include a blockchain and cryptocurrency mining business. There are various risks related to these efforts, including the risk that these efforts may not provide the expected benefits in our anticipated time frame, if at all, and may prove costlier than expected; and the risk of adverse effects to our business, results of operations and liquidity if past and future undertakings, and the associated changes to our business, do not prove to be cost effective or do not result in the cost savings and other benefits at the levels that we anticipate. Our intentions and expectations with regard to the execution of our business plan, and the timing of any related initiatives, are subject to change at any time based on management’s subjective evaluation of our overall business needs. If we are unable to successfully execute our business plan, whether due to failure to realize the anticipated benefits from our business initiatives in the anticipated time frame or otherwise, we may be unable to achieve our financial targets.

Cryptocurrency mining relies on a steady and inexpensive power supply for operating mining farms and running mining hardware. Failure to access a large quantity of power at reasonable costs could significantly increase our operating expenses and adversely affect our demand for our mining machines.

Cryptocurrency mining consumes a significant amount of energy power to process the computations and cool down the mining hardware. Therefore, a steady and inexpensive power supply is critical to cryptocurrency mining. There can be no assurance that the operations of our planned cryptocurrency mining business will not be affected by power shortages or an increase in energy prices in the future. In addition, as we intend to establish and operate mining machines and engage in key mainstream cryptocurrencies mining activities, such as Bitcoin, in the near future, any increase in energy prices or a shortage in power supply in the area of our mining machines may be located will increase our potential mining costs and reduce the expected economic returns from our mining operation significantly.

In particular, the power supply could be disrupted by natural disasters, such as floods, mudslides and earthquakes, or other similar events beyond our control. Further, we may experience power shortages due to seasonal variations in the supply of certain types of power such as hydroelectricity. Power shortages, power outages or increased power prices could adversely affect our mining businesses. Under such circumstances, our business, results of operations and financial condition could be materially and adversely affected.

Shortages in, or rises in the prices of mining machines may adversely affect our business

Given the long production period to manufacture and assemble mining machines, there is no assurance that we can acquire enough mining machines for our planned cryptocurrency mining. We may rely on third parties to supply mining machines to us, and shortages of mining machines or any delay in delivery of our orders could seriously interrupt our operations. The scale of our cryptocurrency mining capacity depends on obtaining adequate mining machines on a timely basis and at competitive prices. Shortages of mining machines could result in reduced mining capacity, as well as an increase in operation costs, which could materially delay the completion of our mining capacity and commencement of our mining. As a result, our business, results of operations and reputation could be materially and adversely affected.

We may not be able to develop our cryptocurrency mining capacity because we may fail to anticipate or adapt to technology innovations in a timely manner, or at all.

The cryptocurrencies mining industry is experiencing rapid technological changes. Failure to anticipate technology innovations or adapt to such innovations in a timely manner, or at all, may result in our research becoming obsolete at sudden and unpredictable intervals and, accordingly, we may not successfully develop our mining capacity at all. To establish our cryptocurrency mining capacity, we will invest heavily in technology research and development. The process of research and developing new technologies in cryptocurrency is inherently complex and involves significant uncertainties. There are a number of risks, including the following:

●	our research and development efforts may fail in resulting in the development or commercialization of new technologies or ideas in blockchain or cryptocurrency;

●	our research and development efforts may fail to translate new product plans into commercially feasible products;

●	our new technologies or new products may not be well received by the markets;

●	we may not have adequate funding and resources necessary for continual investments in research and development;

●	even assuming our technologies and products become marketable or profitable, they may become obsolete due to rapid advancements in technology and changes in the mainstream markets; and

●	our newly developed technologies may not be protected as proprietary intellectual property rights.

Our research and development efforts may not yield the expected results, or may prove to be futile due to the lack of market demand. Further, any failure to anticipate the next-generation technology roadmap or changes in the mainstream markets or to timely develop new or enhanced technologies in response could result in loss of our business.

Adverse changes in the regulatory environment in the PRC market could have a material adverse impact on our planned cryptocurrency related business.

Our planned cryptocurrency mining will be in China. Our cryptocurrency related products business could therefore be significantly affected by, among other things, the regulatory developments in the PRC. Governmental authorities are likely to continue to issue new laws, rules and regulations governing the cryptocurrency industry that we plan to enter and enhance enforcement of existing laws, rules and regulations. For example, Xinjiang, an autonomous region in northwest China, warned local Bitcoin mining enterprises that were operating illegally to close their operations before August 30, 2018 and the People’s Bank of China, or the PBOC, imposed a ban in September 2017 prohibiting financial institutions from engaging in initial coin offering transactions. Some jurisdictions, including the PRC, restrict various uses of cryptocurrencies, including the use of cryptocurrencies as a medium of exchange, the conversion between cryptocurrencies and fiat currencies or between cryptocurrencies, the provision of trading and other services related to cryptocurrencies by financial institutions and payment institutions, and initial coin offerings and other means of capital raising based on cryptocurrencies. In addition, cryptocurrencies may be used by market participants for black market transactions, to conduct fraud, money laundering and terrorism-funding, tax evasion, economic sanction evasion or other illegal activities. As a result, governments may seek to regulate, restrict, control or ban the mining, use, holding and transferring of cryptocurrencies.

With advances in technology, cryptocurrencies are likely to undergo significant changes in the future. It remains uncertain whether cryptocurrencies will be able to cope with, or benefit from, those changes. In addition, as cryptocurrency mining employs sophisticated and high computing power devices that need to consume large amounts of electricity to operate, future developments in the regulation of energy consumption, including possible restrictions on energy usage in the jurisdictions where we intend to deploy our mining capacities, may also affect the development of our business plan. There has been negative public reaction to surrounding the environmental impact of Bitcoin mining, particularly the large consumption of electricity, and governments of various jurisdictions have responded.

Further, relevant restrictions from existing and future regulations on mining, holding, using, or transferring of cryptocurrencies may adversely affect our future business operations and results of operations. For example, although mining activities have not been explicitly prohibited by the PRC government, any further order of the PRC government to limit cryptocurrency mining may result in a crackdown on the cryptocurrency market and adversely affect our cryptocurrency-related business plans. If any jurisdictions impose limitations on the mining, use, holding or transferring of cryptocurrencies or any cryptocurrency-related activity, our business prospects, operations and financial results may be negatively impacted.

In addition, if cryptocurrencies or the mining of cryptocurrencies are regarded as securities by various governmental authorities, our planned cryptocurrency mining is likely to be deemed as issuance of cryptocurrencies to investors for financing purpose and thus prohibited under the PRC laws. Any such regulations, if implemented, will cause us to incur additional compliance costs and have a material adverse effect on our future business operations.

We may face intense industry competition.

Cryptocurrency mining, security, and insurance is in a highly competitive environment. Our competitors include companies that may have a longer history, larger market share, greater brand recognition, greater financial resources in research or other competitive advantages. We anticipate that competition will increase as cryptocurrencies gain greater acceptance and more players join the market of cryptocurrency mining and mining farm operations.

Strong competition in the market may require us to increase our marketing expenses and sales expenses, if any, or otherwise invest greater resources to gain market shares and expand our mining capacities as needed to adequately compete. Such efforts may negatively impact our profitability. If we are unable to effectively meet our business plans in the competitive landscape, our business, financial conditions and results of operations may be adversely affected.

Because cryptocurrencies may be determined to be investment securities, we may inadvertently violate the Investment Company Act and incur large losses as a result and potentially be required to register as an investment company or terminate operations and we may incur third party liabilities.

In recent years, the SEC has ruled that the two most valuable cryptocurrencies—Bitcoin and Ethereum—are not securities. We therefore believe that we will not be deemed to be engaged in the business of investing, reinvesting, or trading in securities, and we shall not hold ourselves out as being engaged in those activities. However, under the Investment Company Act a company may be deemed an investment company under section 3(a)(1)(C) thereof if the value of its investment securities is more than 40% of its total assets (exclusive of government securities and cash items) on an unconsolidated basis.

As a result of our planned investments and our mining activities, including investments in which we do not have a controlling interest, the investment securities we hold could exceed 40% of our total assets, exclusive of cash items and, accordingly, we could determine that we have become an inadvertent investment company. The bitcoins we own, acquire or mine may be deemed an investment security by the SEC, although we do not believe any of the cryptocurrencies we own, acquire or mine are securities. An inadvertent investment company can avoid being classified as an investment company if it can rely on one of the exclusions under the Investment Company Act. One such exclusion, Rule 3a-2 under the Investment Company Act, allows an inadvertent investment company a grace period of one year from the earlier of (a) the date on which an issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis and (b) the date on which an issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of government securities and cash items) on an unconsolidated basis. We may take actions to cause the investment securities held by us to be less than 40% of our total assets, which may include acquiring assets with our cash and bitcoin on hand or liquidating our investment securities or bitcoin or seeking a no-action letter from the SEC if we are unable to acquire sufficient assets or liquidate sufficient investment securities in a timely manner.

As the Rule 3a-2 exception is available to a company no more than once every three years, and assuming no other exclusion were available to us, we would have to keep within the 40% limit for at least three years after we cease being an inadvertent investment company. This may limit our ability to make certain investments or enter into joint ventures that could otherwise have a positive impact on our earnings. In any event, we do not intend to become an investment company engaged in the business of investing and trading securities.

Classification as an investment company under the Investment Company Act requires registration with the SEC. If an investment company fails to register, it would have to stop doing almost all business, and its contracts would become voidable. Registration is time consuming and restrictive and would require a restructuring of our operations, and we would be very constrained in the kind of business we could do as a registered investment company. Further, we would become subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and would need to file reports under the Investment Company Act regime. The cost of such compliance would result in the Company incurring substantial additional expenses, and the failure to register if required would have a materially adverse impact to conduct our operations.

Risks Relating to the Current Pandemic

Our business, results of operations and financial condition may be adversely affected by global public health epidemics, including the strain of coronavirus known as COVID-19.

In December 2019, a novel strain of coronavirus causing respiratory illness, or COVID-19, has surfaced in Wuhan, China, spreading at a fast rate in January and February of 2020, and confirmed cases were also reported in other parts of the world. In reaction to this outbreak, an increasing number of countries imposed travel suspensions to and from China following the World Health Organization’s “public health emergency of international concern” (PHEIC) announcement on January 30, 2020. Since this outbreak, business activities in China and many other countries including U.S. have been disrupted by a series of emergency quarantine measures taken by the government.

As a result, our operations in China and the U.S. have been materially affected. Our stores in China were temporarily closed until early March and have been gradually opening since then. As a result, the Company expects a lower amount of revenue and net income from February to April 2020 due to the downtime. In addition, the renovation of our new store in New York City which was expected to open in early 2020 was delayed due to COVID-19 related restrictions in the U.S. Accordingly, our operation and business have been and will continue to be adversely affected as the results of the wide-spread pandemic. Management may have to adjust or change our business plan in response to the prolonged pandemic and change of social behavior.

The extent to which COVID-19 negatively impacts our business is highly uncertain and cannot be accurately predicted. We believe that the coronavirus outbreak and the measures taken to control it may have a significant negative impact on not only our business, but economic activities globally. The magnitude of this negative effect on the continuity of our business operation in China and U.S. remains uncertain. These uncertainties impede our ability to conduct our daily operations and could materially and adversely affect our business, financial condition and results of operations, and as a result affect our share price and create more volatility.

Techniques employed by short sellers may drive down the market price of our ordinary shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies listed in the United States that have a substantial majority of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

We may in the future be, the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our ordinary shares and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in our ordinary shares could be greatly reduced or rendered worthless.

Risk Relating to Our Ordinary Shares

If we fail to comply with the continued listing requirements of NASDAQ, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.

On July 10, 2019, the Company received a notification letter from the Nasdaq Listing Qualifications Staff of The NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that the minimum bid price per share for its common shares has been below $1.00 for a period of 30 consecutive business days and the Company therefore no longer meets the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) (the “Deficiency”).

Under the Nasdaq Listing Rules, the Company had until January 6, 2020 to regain compliance, and may be eligible for an extension of an additional 180 calendar days, provided that the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq except for Nasdaq Listing Rule 5550(a)(2), and provide a written notice of its intention to cure this deficiency during the second compliance period, by effecting a reverse stock split, if necessary.

On December 3, 2019, the Company provided written notice to Nasdaq requesting for an extension through July 3, 2020 to demonstrate compliance with the Deficiency during the second compliance period.

On April 20, 2020, the Company received a notification letter from Nasdaq notifying the Company that Nasdaq has determined to toll the compliance periods for bid price requirements (the “Price-based Requirements”) through June 30, 2020. Accordingly, since the Company had 79 calendar days remaining in its bid price compliance period as of April 16, 2020, it will, upon reinstatement of the Price-based Requirements, still have 79 calendar days from July 1, 2020, or until September 17, 2020, to regain compliance.

On September 11, 2020, the Company received a written notification from the Nasdaq Stock Market Listing Qualifications Staff, indicating that the Company has regained compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) based on the Company’s closing bid price being $1.00 per share or greater for 10 consecutive business days from August 27 to September 10, 2020.

If the Company fails to maintain compliance with other listing rules in the future, we could be subject to suspension and delisting proceedings. If our securities lose their status on The NASDAQ Capital Market, our securities would likely trade in the over-the-counter market. If our securities were to trade on the over-the-counter market, selling our securities could be more difficult because smaller quantities of securities would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our securities are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our securities, further limiting the liquidity of our securities. These factors could result in lower prices and larger spreads in the bid and ask prices for our securities. Such delisting from The NASDAQ Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the development and commercialization of our projects and the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds will be deposited in interest bearing bank accounts.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital which solely consists of ordinary shares and preferred shares, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our ordinary shares and the preferred shares that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future ordinary shares or preferred shares that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our ordinary shares and preferred shares, please refer to our Memorandum and Articles of Association, that is incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by British Virgin Islands law. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our Memorandum and Articles of Association, as in effect at the time of any offering of securities under this prospectus. For information on how to obtain copies of our Memorandum and Articles of Association, see “Where You Can Find More Information.”

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $200,000,000 in the aggregate of:

●	Ordinary shares;

●	preferred shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into Ordinary Shares, preferred shares or other securities. The preferred shares may also be exchangeable for and/or convertible into Ordinary Shares, another series of preferred shares or other securities. The debt securities, the preferred shares, the Ordinary Shares and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Description of Ordinary Shares and Preferred Shares

The following description of our ordinary shares and preferred shares, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our ordinary shares and the preferred shares that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future ordinary shares or preferred shares that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our ordinary shares and preferred shares, please refer to our M&A that is incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by British Virgin Islands law. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our Memorandum and Articles of Association, as in effect at the time of any offering of securities under this prospectus. For information on how to obtain copies of our M&A, see “Where You Can Find More Information.”

Our authorized capital stock consists of an unlimited number of shares divided into: (a) an unlimited number of ordinary shares with no par value; and (b) 5,000,000 preferred shares, par value $0.0001 per share. As of May 28, 2021, 20,384,630 ordinary shares were outstanding.  Each share, regardless if it is part of a class of ordinary shares, has the right to one vote at a meeting of shareholders or on any resolution of shareholders, the right to an equal share in any dividend paid by us, and the right to an equal share in the distribution of surplus assets. We may by a resolution of the Board of Directors redeem our shares for such consideration as the Board of Directors determines.

If, at any time, our authorized number of shares is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class.

At least 10 days’ (exclusive of the date that notice is given and the date on which event for which notice is given is to take effect) notice of a meeting shall be given to each shareholder entitled to attend and vote thereat, stating the date, place, and time at which the meeting is to be held, and if different, the record date for determining shareholders entitled to attend and vote at the meeting, and the general nature of the business to be conducted at the meeting. A meeting shall, notwithstanding the fact that it is called on shorter notice than otherwise required, be deemed to have been properly called if it is attended, or such notice is waived, by 90% of the shareholders entitled to attend and vote thereat. The inadvertent failure to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

There are no limitations on the rights to own our securities, or limitations on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our securities, contained in our Amended and Restated Memorandum and Articles of Association (or under British Virgin Islands law).

Description of Warrants

General

We may issue warrants for the purchase of ordinary shares or preferred shares. Warrants may be offered independently or together with ordinary shares or preferred shares offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant and/or warrant agreement, which may include a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	the price at which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	the terms of any rights to redeem or call the warrants;

●	United States federal income tax consequences of holding or exercising the warrants, if material; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the number of ordinary shares or preferred shares of the relevant class or series at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the form of warrant, warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase ordinary shares or preferred shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of ordinary shares or preferred shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the ordinary shares or preferred shares purchasable upon exercise, if any.

Outstanding Warrants

As of the date of this prospectus, May 28, 2021, there were 18,411,196 outstanding warrants to purchase ordinary shares.

Description of Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Shares, preferred shares or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Description of Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital - Ordinary Shares and Preferred Shares” and “Description of Warrants” will apply to each unit and to any Ordinary Shares, preferred shares or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Transfer Agent And Registrar

The transfer agent and registrar for our ordinary shares is VStock Transfer, LLC, with a mailing address of 18 Lafayette Place Woodmere, NY 11598.

Nasdaq Capital Market Listing

Our Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “MYT.”

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Hunter Taubman Fischer & Li LLC to the extent governed by the laws of the State of New York, and by Harney Westwood & Riegels LP to the extent governed by the laws of the British Virgin Islands. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The audited financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the years ended June 30, 2020 and 2019 have been so incorporated in reliance on the reports of Centurion ZD CPA & Co., the Company’s independent registered public accounting firm, and its authority as experts in accounting and auditing, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FINANCIAL INFORMATION

The financial statements for the year ended June 30, 2020 and 2019 are included in our Annual Report on Form 20-F, which are incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F for the fiscal year ended June 30, 2020, filed with the SEC on October 30, 2021;

(2)	the Company’s Current Reports, as amended on Form 6-K, filed with the SEC on July 20, 2020, July 27, 2020, August 18, 2020, November 17, 2020, February 19, 2021, March 22, 2021, March 26, 2021, March 29, 2021, April 20, 2021, April 27,2021, April 28, 2021, April 30,2021, and May 5, 2021; and

(3)	the description of our ordinary shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-35755) filed with the SEC on June 1, 2015, including any amendment and report subsequently filed for the purpose of updating that description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at Room 910, Building 1, Huitong Building, No.168, Hehua Road, Hehuayuan Street, Furong District, Changsha City, Hunan Province, People’s Republic of China, Attention: Xianlong Wu, +86 0731-85133570.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at www.h-n-myt.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands (“BVI”) as a company with limited liability. We incorporated in the BVI because of certain benefits associated with being a BVI corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, BVI has a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, BVI companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in Hong Kong Special Administrative Region (“Hong Kong”), China, and the U.S. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to our local BVI’s counsel, there is uncertainty with regard to BVI law relating to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the BVI as penal or punitive in nature. If such a determination is made, the courts of the BVI will not recognize or enforce the judgment against a BVI’s company. The courts of the BVI in the past determined that disgorgement proceedings brought at the instance of the Securities and Exchange Commission are penal or punitive in nature and such judgments would not be enforceable in the BVI. Other civil liability provisions of the securities laws may be characterized as remedial, and therefore enforceable but the BVI’s Courts have not yet ruled in this regard. Our BVI’s counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the BVI.

As of the date hereof, no treaty or other form of reciprocity exists among the BVI, Hong Kong, and China governing the recognition and enforcement of judgments.

BVI counsel further advised that although there is no statutory enforcement in the BVI of judgments obtained in the United States, Hong Kong, or China, a judgment obtained in such jurisdictions will be recognized and enforced in the courts of the BVI at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the courts of BVI, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, and (5) was not obtained in a manner and is of a kind the enforcement of which is contrary to natural justice or the public policy of the BVI.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

184,615,385 Class A Ordinary Shares

Class D Warrants to Purchase up to 184,615,385 Class A Ordinary Shares

Class E Warrants to Purchase up to 184,615,385 Class A Ordinary Shares

BIT BROTHER LIMITED

Prospectus Supplement

Maxim Group LLC

December 5, 2023